Exhibit 5.1

201 ST. CHARLES AVENUE SUITE 3600 NEW ORLEANS, LOUISIANA 70170

PHONE:	504.566.5200
FAX:	504.636.4000

www.bakerdonelson.com

July 15, 2020

First Horizon National Corporation

165 Madison Avenue

Memphis, Tennessee 38103

Re:	First Horizon National Corporation Form S-8

Ladies and Gentlemen:

We have acted as Louisiana counsel to First Horizon National Corporation, a Tennessee corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the Company of up to $10,727,419 of unsecured unfunded obligations of the Company to pay deferred compensation in the future (“Deferred Compensation Obligations”) under The Executive Nonqualified Excess Plan (the “Plan”) of IBERIABANK Corporation, a Louisiana corporation (“IBKC”), which Plan was assumed by the Company in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 3, 2019 (the “Merger Agreement”), by and between the Company and IBKC.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (a) the Registration Statement, (b) the Restated Charter of the Company (the “Charter”), (c) the bylaws of the Company, (d) a certificate of the Secretary of State of the State of Tennessee as to the good standing of the Company, dated as of a recent date, (e) resolutions adopted by the Board of Directors of the Company which relate to, among other matters, the Merger Agreement; (f) the Merger Agreement, and (g) the Plan. We have relied, with respect to certain factual matters, on representations of the Company and documents furnished to us by the Company without independent investigation or verification of their accuracy.

In expressing the opinions set forth below, we have assumed the following: (i) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so, (ii) each individual executing any of the Documents on behalf of a party (other than the Company and IBKC) is duly authorized to do so, (iii) each of the parties

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • SOUTH CAROLINA • TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

July 15, 2020

(other than the Company and IBKC) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms, (iv) all Documents submitted to us as originals are authentic, (v) the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered, (vi) all signatures on all Documents are genuine, (vii) all public records reviewed or relied upon by us or on our behalf are true and complete, (viii) all factual representations, warranties, statements and information contained in the Documents are true and complete, (ix) there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise; and (x) the Deferred Compensation Obligations will be paid in accordance with the terms and conditions of the Plan.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1)	The Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles; and

2)	The assumption of the Deferred Compensation Obligations by the Company pursuant to the Merger Agreement has been duly authorized by the Company.

The foregoing opinion is limited to the laws of the States of Louisiana and Tennessee and we do not express any opinion herein concerning any other law. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Best regards,

BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, PC

/s/ Noah B. Kressler
Authorized Signatory